EXHIBIT 21.0

SUBSIDIARIES OF THE COMPANY

The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2008. All beneficial interests are wholly-owned, directly or indirectly, by the Company, except for Napco Gulf security Group of which the Company owns 51%,and are included in the Company's consolidated financial statements.

Name                                                         State or Jurisdiction of Organization
----                                                         -------------------------------------

Alarm Lock Systems, Inc.                                     Delaware

Continental Instruments, LLC                                 New York

Napco Security Systems International, Inc.                   New York

Napco/Alarm Lock Exportadora, S.A.                           Dominican Republic

Napco/Alarm Lock Grupo Internacional, S.A.                   Dominican Republic
(formerly known as NSS Caribe, S.A.)

Napco Group Europe, Limited                                  England

Napco Gulf Security Group, LLC                               New York

Napco Americas                                               Cayman Islands